EXHIBIT 15

NASDAQ Corporate Governance Exemptions

We are required to disclose the exemptions we receive from Nasdaq National Marketplace Rule 4350. We have requested certain exemptions from the rules as described below, as these rules were inconsistent with generally accepted business practices in France and/or with French law. The following table sets forth the exemptions we have received from this rule.

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Nasdaq National Market Requirement                        Applicable Exemption
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
Distribution of Annual and Interim Reports                Under the French  Commercial Code,  annual
(Marketplace Rule 4350(b)(1))                             and interim reports are not  automatically
                                                          distributed to  shareholders by a company.
Issuers   are   required   to    distribute   to          Instead,  we  are  required  to  make  our
shareholders  and to file with  Nasdaq a copy of          annual  report  available at our corporate
their  annual   report  prior  to  their  annual          headquarters    and   to    mail   it   to
meeting.                                                  shareholders upon request.

                                                          We  file  our  annual   reports  with  the
                                                          Securities  and  Exchange   Commission  by
                                                          electronic   filing   through   the  EDGAR
                                                          system.  In  addition,  under the  deposit
                                                          agreement  relating  to our ADSs,  we have
                                                          agreed to  provide  annual  reports to the
                                                          depositary  so  that  the  depositary  may
                                                          arrange   for    distribution    of   such
                                                          information to holders of our ADSs.
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Independent Directors                                     French law and French corporate governance
(Marketplace Rule 4350(c)(1))                             practices do not require that the Board of
                                                          Directors  be  comprised  of a majority of
A  majority  of the Board of  Directors  must be          independent   directors.   Our   Board  of
comprised of independent directors.                       Directors  is not  comprised of a majority
                                                          of independent directors.

                                                          For more  information  about  our Board of
                                                          Directors, see "Item 6--Directors,  Senior
                                                          Management and Employees".
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Executive Sessions                                        French  law  does  not  require  regularly
(Marketplace Rule 4350(c)(2))                             scheduled   "executive  sessions"  of  the
                                                          independent directors of a company's Board
Independent directors must have regularly                 of  Directors.  Accordingly,  our Board of
scheduled meetings at which only                          Directors    does   not   have   regularly
independent directors are present.                        scheduled    meetings    at   which   only
                                                          independent    directors    are   present.
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Compensation of Officers                                  Pursuant  to  French  law,  the  Board  of
(Marketplace Rule 4350(c)(3))                             Directors of a societe anonyme  determines
                                                          the    compensation    of   its   Chairman
(A) Compensation of the chief executive  officer          (President),  its Chief Executive  Officer
of  the   company   must   be   determined,   or          (Directeur   General),   as  well  as  its
recommended to the Board for  recommendation by,          assistant  general  managers   (Directeurs
(i) a majority of the independent directors,  or          Generaux Delegues), if any.
(ii) a compensation  committee  comprised solely
of independent directors.  The chief   executive          In particular, pursuant to French law, the
officer may not be present during voting or               compensation   of  the   Chief   Executive
deliberations.                                            Officer  does  not  need to be  determined
                                                          either by (i) a  majority  of  independent
(B) Compensation of all other executive officers          directors or (ii) a compensation committee
must be determined,  or recommended to the Board          comprised solely of independent directors.
for determination, either by:                             In  addition,  French law does not require
                                                          that  the   compensation   of  all   other
    (i)   a   majority   of   the    independent          executive   officers  be  determined,   or
          directors, or                                   recommended  to the Board of  Directors of
                                                          the  company for  determination  either by
    (ii)  a  compensation   committee  comprised          (i) a majority of independent directors or
          solely of independent directors.                (ii) a  compensation  committee  comprised
                                                          solely of independent directors.

                                                          Pursuant to French law, the compensation of
                                                          the Chief  executive  Officer is determined
                                                          by the  Board of  Directors  voting  with a
                                                          majority,   provided,   however,  that  any
                                                          compensation,    indemnities    or    other
                                                          remuneration  due  to the  Chief  Executive
                                                          Officer   upon  the   termination   of  his
                                                          functions  must be  authorized by the Board
                                                          of   Directors  in   accordance   with  the
                                                          procedures for approving  interested  party
                                                          transactions   pursuant   to   Articles  L.
                                                          225-42-1,  L.  225-38  and L.  225-40 to L.
                                                          225-42  of  the  French   Commercial  Code.
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

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
Nomination of Directors                                   Under  French  law,  the  directors  of  a
(Marketplace Rule 4350(c)(4))                             societe   anonyme  are  appointed  by  the
                                                          ordinary    shareholders'    meeting,   or
Director  nominees  must either be selected,  or          co-opted  by the  Board in the  event of a
recommended  for the Board's  selection,  either          vacancy,  subject to  ratification  by the
by:                                                       shareholders' meeting.

                                                          In particular, French law does not mandate
    (i)   a   majority   of   the    independent          that  director  nominees  be  selected,  or
          directors, or                                   recommended  for the Board's  selection by
                                                          (i) a majority of independent directors or
    (ii)  a  nominations   committee   comprised          (ii)  a  nomination   committee  comprised
          solely of independent directors.                solely of independent directors.

                                                          Accordingly,   Havas'   directors   may  be
                                                          selected  either  by the  Chairman,  by any
                                                          Board member or by any external  means used
                                                          by the company.

                                                          In  addition,  there  is no  provision  of
                                                          French law or the French company law (Code
                                                          des  Societes)  which  imposes  on  French
                                                          companies,  whether  listed  or  privately
                                                          owned,  the creation or the maintaining of
                                                          Board  committees.   The  existence  of  a
                                                          Remuneration   Committee  and   Nomination
                                                          Committee  of the  Board  of  Havas is not
                                                          mandatory under French law and, where such
                                                          committees  exist,  they may be terminated
                                                          pursuant to a decision of the Board.

                                                          For   more    information,    see    "Item
                                                          6--Directors,    Senior   Management   and
                                                          Employees".
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Quorum                                                    The French  Commercial  Code requires that
(Marketplace Rule 4350(f))                                the   quorum  for  an   ordinary   general
                                                          shareholders'   meeting   consist  of  the
Issuers'  by-laws are  required  to  establish a          holders of shares  constituting 20% of the
minimum quorum of 33 1/3% for any meeting of the          voting  power of a  company's  outstanding
holders of common stock.                                  shares  entitled  to vote at the  ordinary
                                                          meeting.

                                                          For additional  information  regarding our
                                                          quorum     requirements,     see     "Item
                                                          10--Additional  Information  -- Memorandum
                                                          and Articles of Association -- Quorum".
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Solicitation of Proxies                                   The  French   Commercial   Code  does  not
(Marketplace Rule 4350(g))                                require that we solicit proxies or provide
                                                          proxy    statements    for   meetings   of
Each Issuer is  required to solicit  proxies and          shareholders.   In  accordance   with  the
to provide proxy  statements for all meetings of          French  Commercial  Code  and  our  bylaws
shareholders. Copies of such proxy solicitations          (statuts),  we inform  shareholders of all
are to be provided to Nasdaq.                             meetings in a public notice,  which notice
                                                          states the  requirements  for admission to
                                                          the meeting.

                                                          Under the  deposit  agreement  relating to
                                                          our ADSs,  registered  holders of our ADSs
                                                          receive notices of shareholders' meetings,
                                                          including an agenda describing  matters to
                                                          be decided at the meeting and instructions
                                                          on  how  to  vote  at  the   shareholders'
                                                          meetings  either in  person  or  through a
                                                          person   having   a   proxy   specifically
                                                          designated by the shareholder.

                                                          For   additional   information   regarding
                                                          voting and the  information we provide to
                                                          shareholders,   see  "Item  10--Additional
                                                          Information -- Memorandum  and Articles of
                                                          Association -- Shareholders'  Meetings and
                                                          Voting Rights" and "- Proxies and Votes by
                                                          Mail".
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